UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2004

The DIRECTV Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26035	52-1106564
(Commission File Number)	(I.R.S. Employer Identification No.)

2250 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive offices)	(Zip Code)

(310) 964-0808

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Item 5. Other Events.

On April 20, 2004, The DIRECTV Group and its subsidiary, PanAmSat Corporation, announced the signing of a definitive agreement that provides for the sale of 100% of the common stock of PanAmSat to an affiliate of Kohlberg Kravis Roberts & Co. at a price of $23.50 in cash per share. PanAmSat will be reported as a discontinued operation in the consolidated financial statements of The DIRECTV Group beginning with the quarter ended March 31, 2004. In addition, during the quarter ended March 31, 2004, The DIRECTV Group expects to record a loss of $450 million to $500 million, net of taxes, as “Loss on sale of discontinued operations, net of taxes” in the Consolidated Statements of Income. The press release announcing the sale is attached as an exhibit in Item 7 below, which is hereby incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated April 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The DIRECTV Group, Inc.

Date: April 20, 2004	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated April 20, 2004